EXHIBIT 99.1



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P
R                                  FNB CORP.
O                      SPECIAL MEETING OF SHAREHOLDERS
X         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Y
    The undersigned hereby appoints R. Reynolds Neely, Jr., James M. Campbell, Jr. and Charles W. Stout, M.D., and each of them, as Proxies, each with power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock of FNB Corp, that the undersigned is entitled to vote at the Special Meeting of Shareholders to be held on March 21, 2000, or any adjournments thereof. The affirmative vote of a majority of the shares represented at the meeting may authorize the adjournment of the meeting; provided, however, that no proxy that is voted against the issuance of shares of FNB common stock pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of December 28, 1999, by and between FNB Corp. and Carolina Fincorp, Inc. (the "Agreement") will be voted in favor of adjournment to solicit further proxies for such proposal.

    1. Approval of the issuance of shares of FNB common stock pursuant to the Agreement.


       [ ] FOR     [ ] AGAINST    [ ] ABSTAIN


    2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.


             THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEM 1,
     THE ISSUANCE OF SHARES OF FNB COMMON STOCK PURSUANT TO THE AGREEMENT.

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                                                                    EXHIBIT 99.1


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    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED
    HEREIN BY THE UNDERSIGNED SHAREHOLDER, BUT IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEM 1. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.


    The undersigned acknowledges receipt from FNB Corp. prior to the execution of this proxy of the Notice of Special Meeting and the related Joint Proxy Statement/Prospectus.
                                           Dated:
                                                 ----------------------

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                                           Signature or signatures

                                           Please sign exactly as your name
                                           appears on this proxy. When shares
                                           are held by joint tenants, both may
                                           sign, but only one signature is
                                           required. When signing as
                                           attorney-in-fact, executor,
                                           administrator, personal
                                           representative, trustee or guardian,
                                           please give full title as such. If a
                                           corporation, partnership or other
                                           entity, please sign in full
                                           corporate, partnership or other
                                           entity name by President or
                                           authorized person.

                                           PLEASE MARK, DATE, SIGN AND RETURN
                                           THIS PROXY PROMPTLY USING THE
                                           ENCLOSED, POSTAGE-PAID ENVELOPE.